UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2017

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On March 23, 2017 (the “Effective Date”), The Pictsweet Company, a Delaware corporation (“Buyer”), acquired certain of the assets, properties and rights of Fresh Frozen Foods, Inc. (“Fresh Frozen”), a wholly owned subsidiary of Inventure Foods, Inc. (the “Company” or “Inventure Foods”), pursuant to an Asset Purchase Agreement, dated as of March 23, 2017, by and among the Company, Fresh Frozen and Buyer (the “Purchase Agreement”).

In accordance with the Purchase Agreement, Buyer acquired certain of the assets, properties and rights of Fresh Frozen, including Fresh Frozen’s inventory, frozen food processing equipment assets, certain real property and associated plants located in Jefferson, Georgia and Thomasville, Georgia, and other intellectual property.  The Fresh Frozen plants processed and packaged IQF vegetables and fruits sold primarily under the Fresh FrozenTM brand. As consideration for the acquisition, Buyer paid the Company $23.7 million in cash.

The Company, Fresh Frozen and Buyer have each made customary representations, warranties and covenants in the Purchase Agreement. The parties have also agreed to provide customary indemnities, which are subject to customary limitations.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the terms of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The  proceeds from the sale of Fresh Frozen’s assets, net of transaction costs, will be used to pay down indebtedness under the Company’s ABL credit facility with Wells Fargo Bank, National Association and the other lenders party thereto, and its term loan facility with BSP Agency, LLC and the other lenders party thereto, as required under such credit facilities.

Item 8.01.  Other Events.

On March 23, 2017, Inventure Foods issued a press release announcing the transaction described in Item 2.01 above, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b)     Pro Forma Financial Information.

Inventure Foods will file the required pro forma financial information by amendment to this Form 8-K as soon as practicable after the date this Form 8-K is required to be filed.

(c)   Shell Company Transactions

Not applicable.

(d)  Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of March 23, 2017, by and among Inventure Foods, Inc., Fresh Frozen Foods, Inc. and The Pictsweet Company.*

99.1	Press Release, dated March 23, 2017, issued by Inventure Foods announcing sale of Fresh Frozen assets.

*The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Inventure Foods  agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2017	INVENTURE FOODS, INC.

	By:	/s/ Steve Weinberger
	Name:	Steve Weinberger
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of March 23, 2017, by and among Inventure Foods, Inc., Fresh Frozen Foods, Inc. and The Pictsweet Company.

99.1	Press Release, dated March 23, 2017, issued by Inventure Foods announcing sale of Fresh Frozen assets.